Exhibit 99.2

HECKMANN CORPORATION ANNOUNCES MANAGEMENT AND

BOARD APPOINTMENTS

Former USFilter Corporation colleagues bring legal, transactional and financial expertise to management and Board

Palm Desert, CA — December 2, 2010 — Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) today announced key appointments to its management team and Board of Directors.

Damian Georgino was appointed Executive Vice President, Corporate Development and Chief Legal Officer, effective December 6, 2010. Mr. Georgino recently held the same position at PICO Holdings Inc. (NASDAQ: PICO), a diversified holding company involved in, among other businesses, water resources and water storage. He currently serves as a Senior Advisor to Starwood Energy Global Group, an arm of private equity firm Starwood Capital Group, that specializes in energy infrastructure investments. Prior to PICO Holdings, Mr. Georgino was a partner in the law firms of Pepper Hamilton LLP and Dewey & LeBoeuf LLP, and earlier, he served as Executive Vice President, General Counsel and Corporate Secretary for USFilter Corporation.

The company also announced the appointment of Kevin Spence to the Board of Directors and Audit Committee, effective December 1, 2010. Mr. Spence is currently Chief Financial Officer and a member of the Board of Directors of Purpose Technologies. He has 25 years of experience in the financial and accounting fields with prior positions including Chief Financial Officer of Citation Technologies, a leader in online document management solutions, and Executive Vice President and Chief Financial Officer of USFilter. Earlier, he was an audit partner with the international accounting firm KPMG.

Mr. Richard J. Heckmann, Chairman and CEO of Heckmann Corporation, stated, “It is great to welcome two outstanding USFilter colleagues, Damian and Kevin, back to our team. With his breadth of water industry knowledge and transactional experience from USFilter, having Damian as our Chief Legal Officer will be a great asset as we execute our consolidation strategy. Kevin’s addition to the Board and Audit Committee adds years of day-to-day experience in the financial aspects of the water business.”

Heckmann Corporation

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK) was created to buy and build companies in the water sector. On January 30, 2010, the Company completed its 50-mile water disposal pipeline in the Haynesville Shale which can treat and dispose up to 100,000 barrels of water per day. The completion of the pipeline, along with the acquisition of oilfield produced water disposal and transport company Complete Vacuum and Rental Inc., makes the Company one of the largest handlers of produced water in North America. On February 9, 2010, the Company announced its joint venture with Energy Transfer Partners (NYSE: ETP) to provide turnkey transportation and treatment solutions for complicated water flows in the Marcellus and Haynesville oil and natural gas fields. In October of 2008, the Company acquired China Water & Drinks, Inc., and now operates seven bottled water facilities in the Peoples Republic of China with Coca Cola as its largest customer. The Company also makes strategic minority interest investments, such as its investment in water infrastructure solutions and pipeline provider Underground Solutions, Inc. (OTC: UGSI).

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov as well as the Company’s website at www.heckmanncorp.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Kristen McNally

The Piacente Group, Inc.

Tel. +1 212 481 2050

heckmann@tpg-ir.com

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